Exhibit 99.4 INTERNATIONAL FLAVORS & FRAGRANCES INC. UNAUDITED PRO-FORMA CONSOLIDATED INCOME STATEMENT (Dollars in thousands)

2003	Quarter-to-date			Year-to-date

1st Quarter	As reported	Germany and Switzerland Fruit Business	Pro-Forma

Net sales	$466,224	--	$466,224
Cost of goods sold	270,447	--	270,447

Gross margin on sales	195,777	--	195,777
Research & development	38,962	--	38,962
Selling and administrative	76,115	--	76,115
Amortization	3,158	--	3,158

	77,542	--	77,542
Restructuring and other charges	(20,389)	--	(20,389)
Interest expense	(8,113)	--	(8,113)
Other income (expense), net	(2,526)	--	(2,526)

Pretax income	46,514	--	46,514
Income taxes	14,497	--	14,497

Net Income	$ 32,017	--	$ 32,017

2nd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$482,611	--	$482,611	$948,835	--	$948,835
Cost of goods sold	275,235	--	275,235	545,682	--	545,682

Gross margin on sales	207,376	--	207,376	403,153	--	403,153
Research & development	38,897	--	38,897	77,859	--	77,859
Selling and administrative	72,888	--	72,888	149,003	--	149,003
Amortization	3,158	--	3,158	6,316	--	6,316

	92,433	--	92,433	169,975	--	169,975
Restructuring and other charges	(6,715)	--	(6,715)	(27,104)	--	(27,104)
Interest expense	(7,957)	--	(7,957)	(16,070)	--	(16,070)
Other income (expense), net	(2,371)	--	(2,371)	(4,897)	--	(4,897)

Pretax income	75,390	--	75,390	121,904	--	121,904
Income taxes	23,992	--	23,992	38,489	--	38,489

Net Income	$ 51,398	--	$ 51,398	$ 83,415	--	$ 83,415

3rd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$480,886	7,412	$473,474	$1,429,721	7,412	$1,422,309
Cost of goods sold	278,191	5,272	272,919	823,873	5,272	818,601

Gross margin on sales	202,695	2,140	200,555	605,848	2,140	603,708
Research & development	39,184	152	39,032	117,043	152	116,891
Selling and administrative	75,638	456	75,182	224,641	456	224,185
Amortization	3,158	--	3,158	9,474	--	9,474

	84,715	1,532	83,183	254,690	1,532	253,158
Restructuring and other charges	(3,916)	--	(3,916)	(31,020)	--	(31,020)
Interest expense	(6,532)	--	(6,532)	(22,602)	--	(22,602)
Other income (expense), net	446	--	446	(4,451)	--	(4,451)

Pretax income	74,713	1,532	73,181	196,617	1,532	195,085
Income taxes	23,642	517	23,125	62,131	517	61,614

Net Income	$ 51,071	1,015	$ 50,056	$134,486	1,015	$133,471

4th Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$471,799	14,088	$457,711	$1,901,520	21,500	$1,880,020
Cost of goods sold	268,583	11,026	257,557	1,092,456	16,298	1,076,158

Gross margin on sales	203,216	3,062	200,154	809,064	5,202	803,862
Research & development	42,243	412	41,831	159,286	564	158,722
Selling and administrative	84,310	1,032	83,278	308,951	1,488	307,463
Amortization	3,158	--	3,158	12,632	--	12,632

	73,505	1,618	71,887	328,195	3,150	325,045
Restructuring and other charges	(11,401)	--	(11,401)	(42,421)	--	(42,421)
Interest expense	(5,875)	--	(5,875)	(28,477)	--	(28,477)
Other income (expense), net	(986)	--	(986)	(5,437)	--	(5,437)

Pretax income	55,243	1,618	53,625	251,860	3,150	248,710
Income taxes	17,132	502	16,630	79,263	1,019	78,244

Net Income	$ 38,111	1,116	$ 36,995	$ 172,597	2,131	$ 170,466